Exhibit 11

Execution Version

REPURCHASE AND DISTRIBUTION AGREEMENT

THIS REPURCHASE AND DISTRIBUTION AGREEMENT (this “Agreement”) is entered into as of November 8, 2024 (the “Effective Date”), by and among Brookfield Real Estate Income Trust Inc., a Maryland corporation (the “REIT”), BUSI II-C L.P., a Delaware limited partnership (“BUSI II-C”), Brookfield REIT OP GP LLC, a Delaware limited liability company (the “OP GP”), and Brookfield REIT Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership”).

RECITALS

WHEREAS, the REIT is the sole member of the OP GP, which serves as the general partner of the Operating Partnership, and the Operating Partnership is the operating partnership of the REIT and is governed by that certain Fourth Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of September 25, 2024 (as amended, restated or otherwise modified from time to time, the “OP LPA”);

WHEREAS, as of November 8, 2024 immediately before the Closing Time (defined below), BUSI II-C owns 25,141,395.287 shares of Class I common stock of the REIT, par value $0.01 per share (“Class I Shares”) (including 134,951.613 Class I Shares that will be issued on or about November 21, 2024 pursuant to the REIT’s distribution reinvestment plan (the “DRIP ”)), as described in greater detail below, and 2,625,284.783 shares of Class E common stock of the REIT, no par value per share (“Class E Shares”) (including 16,804.274 Class E Shares that will be issued on or about November 21, 2024 pursuant to the DRIP), as described in greater detail below, which collectively represent approximately 34% of the total issued and outstanding shares of all classes of the Company’s common stock (collectively, the “Shares”);

WHEREAS, as of November 8, 2024 immediately before the Closing Time, BUSI II-C holds (a) 12,660,957.141 Class I Shares that were initially issued as Shares or units of the Operating Partnership (“OP Units”) to an affiliate of Brookfield Asset Management Ltd. (“Brookfield”) in connection with an initial contribution of property to the REIT and were subsequently transferred to BUSI II-C, and (b) 2,088,833.929 Class E Shares that were initially issued to BUSI II-C in connection with an initial contribution of property to the REIT; such Shares as described in clauses (a) and (b) hereof are subject to that certain Brookfield Share/OP Unit Repurchase Arrangement, effective as of January 1, 2022 (the “Repurchase Arrangement”) and the restrictions and limitations included therein (the “Repurchase Arrangement Exchange Shares”);

WHEREAS, as of November 8, 2024 immediately before the Closing Time, BUSI II-C holds 191,670.455 Class I Shares that were initially issued as Shares or OP Units to an affiliate of Brookfield as compensation for the performance participation allocation and were subsequently transferred to BUSI II-C, which such Class I Shares are not subject to the Repurchase Arrangement, any early repurchase deduction, the limitations of the REIT’s share repurchase plan (the “SRP”), or any other restrictions on transfer or redemption (the “Performance Participation Exchange Shares”);

WHEREAS, as of November 8, 2024 immediately before the Closing Time, BUSI II-C holds 8,400,462.403 Class I Shares that were initially issued as Shares or OP Units to an affiliate of Brookfield in connection with a subscription agreement and were subsequently transferred to BUSI II-C, which such Class I Shares are not subject to the Repurchase Arrangement but are subject to the limitations of the SRP and the early repurchase deduction, as defined in the SRP (the “Subscription Exchange Shares”);

WHEREAS, as of November 8, 2024 immediately before the Closing Time, BUSI II-C holds 3,870,256.213 Class I Shares and 84,685.807 Class E Shares that were received upon the reinvestment of distributions pursuant to the DRIP (including Class I Shares and Class E Shares that will be issued on or about November 21, 2024 pursuant to the DRIP), and such Shares are not subject to the Repurchase Arrangement but are subject to the limitations of the SRP and the early repurchase deduction, as defined in the SRP (the “DRIP Shares”);

WHEREAS, BUSI II-C desires to submit a repurchase request to the REIT for: (a) 25,123,346.212 Class I Shares, having a net asset value per share (“NAV”) of $11.081 as of September 30, 2024, which is equal to the transaction price per share in effect on the Effective Date, resulting in total NAV of $278,389,287.039, and (b) 2,173,519.737 of its Class E Shares, having a NAV per share of $11.068 as of September 30, 2024, which is equal to the transaction price per share in effect on the Effective Date, resulting in a total NAV of $24,055,864.390 (such Class I Shares and Class E Shares presented for repurchase, the “Exchange Shares”); and, as consideration for the Exchange Shares, the REIT, through its Operating Partnership, desires to distribute an in-kind property distribution to BUSI II-C consisting of: (x) 25,123,346.212 Class I OP Units, having a NAV per unit of $11.081 as of September 30, 2024, resulting in a total NAV of $278,389,287.039, and (y) 2,173,519.737 Class E OP Units, having a NAV per unit of $11.068 as of September 30, 2024, resulting in a total NAV of $24,055,864.390 (such Class I Units and Class E Units distributed in kind, the “Exchange Units”) (such exchange, the “Transaction”);

WHEREAS, in accordance with Section 5.5 of the REIT’s Articles of Amendment and Restatement (as amended and supplemented, the “Charter”), the REIT’s board of directors (the “Board”) previously advised BUSI II-C of the risks associated with direct ownership of the Exchange Units and the Board offered BUSI II-C the election to receive such in-kind property distributions; and

WHEREAS, BUSI II-C desires to accept the in-kind distribution of the Exchange Units as consideration for the Exchange Shares and to be admitted as an additional limited partner of the Operating Partnership, and the OP GP and the Operating Partnership desire such admission.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Repurchase and Distribution. Pursuant to the terms and conditions set forth herein, and effective as of 12:00:00 p.m. Eastern Time on the Effective Date (the “Closing Time”):

(a) BUSI II-C hereby (i) irrevocably presents the Exchange Shares to the REIT for repurchase outside the terms and conditions of the SRP, and (ii) surrenders such Exchange Shares and all right, title and interest therein, including any right to receive distributions on or with respect to the Exchange Shares that are declared, or for which a record date is set, on or after the Effective Date.

(b) The REIT hereby (i) accepts BUSI II-C’s request for repurchase of the Exchange Shares outside of the terms and conditions of the SRP, (ii) authorizes the in-kind distribution of property in accordance with Section 5.5 of the Charter, and (iii) agrees to cause the repurchase of the Exchange Shares by the REIT pursuant to this Agreement to be reflected on the books and records of the REIT and the REIT’s transfer agent and other applicable agents.

(c) Immediately following BUSI II-C’s presentation for repurchase of the Exchange Shares, the REIT, through the Operating Partnership, hereby distributes to BUSI II-C, and BUSI II-C hereby accepts, the in-kind distribution of the Exchange Units as consideration for the Exchange Shares in accordance with the requirements of Section 5.5 of the Charter. In connection with such distribution, BUSI II-C directs that the Exchange Units be placed in the name of BUSI II-C L.P., with a mailing address of 250 Vesey Street, 15th Floor, New York, NY 10281.

2. Representations, Warranties and Acknowledgments. In connection with its admission as an additional limited partner of the Operating Partnership, BUSI II-C, effective as of the Closing Time:

(a) hereby accepts and agrees to be bound by the terms and provisions of the OP LPA and represents and warrants to each of the representations and warranties set forth in Section 3.2 of the OP LPA, and has executed a counterpart signature page to the OP LPA, as set forth on Exhibit A hereto;

(b) agrees that by virtue of having executed a counterpart signature page to the OP LPA, it shall be deemed to have made the power of attorney appointment set forth in Section 8.2 of the OP LPA;

(c) represents and warrants to the OP GP and to the Operating Partnership that its acquisition of the Exchange Units is made as a principal for its own account for investment purposes only and not with a view toward resale or distribution, and agrees that it will not sell, assign or otherwise transfer the Exchange Units or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any person that does not similarly represent, warrant and agree;

(d) acknowledges that the Exchange Units are hereby delivered by the Operating Partnership in the form of duly authorized and validly issued Class I OP Units and Class E OP Units, free and clear of any pledge, lien, encumbrance or restriction, other than those expressly set forth in the OP LPA or as otherwise provided in this Section 2(d). In connection with the forgoing, BUSI II-C hereby acknowledges and agrees that following the Transaction:

i. 14,749,791.070 of the Exchange Units distributed to BUSI II-C as consideration for the Repurchase Arrangement Exchange Shares will be subject to the Repurchase Arrangement;

ii. 191,670.455 of the Exchange Units distributed to BUSI II-C as consideration for the Performance Participation Exchange Shares will be subject to the rights and restrictions applicable to Performance Participation Interest Units, as defined in the OP LPA; and

iii. 12,355,404.424 of the Exchange Units distributed to BUSI II-C as consideration for the Subscription Exchange Shares and the DRIP Shares will be delivered free and clear of any encumbrance or restriction on transfer or redemption, other than those expressly set forth in the OP LPA; and

(e) understands, acknowledges and agrees that BUSI II-C, as a holder of the OP Units, will have no right to require the Operating Partnership to redeem its OP Units for Shares, and notwithstanding anything in Section 8.5 of the OP LPA to the contrary, any OP Units that BUSI II-C submits for redemption pursuant to Section 8.5 of the OP LPA will be redeemed for cash unless the board of directors of the REIT determines, in its sole and absolute discretion, that such OP Units be redeemed in whole or in part in Shares.

3. Tax Matters. The parties intend that the Transaction be treated and reported for federal income tax purposes as a distribution of the Exchange Units by the REIT to BUSI II-C in exchange for the Exchange Shares pursuant to Section 302(a) of the Internal Revenue Code of 1986, as amended.

4. Further Assurances. At any time and from time to time after the date hereof, at the request and expense of any party, and without further consideration, the other parties shall execute and deliver such other instruments and take such other actions as such party may reasonably request as necessary or desirable in order to more effectively accomplish the Transaction contemplated hereunder.

5. Modification and Waiver. No amendment, waiver, change, modification or discharge of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the party against whom enforcement of any such amendment, waiver, change, modification or discharge is sought; provided that this Agreement may be amended, waived, changed, modified or discharged by the consent of each of the parties hereto.

6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

7. Counterparts. This Agreement may be signed in counterparts and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile, DocuSign or by electronic mail in portable document format (PDF) will be as effective as delivery of a manually executed signature page of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

BROOKFIELD REAL ESTATE INCOME TRUST INC.

By:	/s/ Michelle L. Campbell
Name: Michelle L. Campbell
Title: Secretary

BUSI II-C L.P.

By: BUSI II GP-C LLC, its general partner

By:	/s/ Michelle L. Campbell
Name: Michelle L. Campbell
Title: Secretary

BROOKFIELD REIT OP GP LLC

By: Brookfield Real Estate Income Trust Inc., its sole member

By:	/s/ Michelle L. Campbell
Name: Michelle L. Campbell
Title: Secretary

BROOKFIELD REIT OPERATING PARTNERSHIP L.P.

By: Brookfield REIT OP GP LLC, its general partner

By: Brookfield Real Estate Income Trust Inc., its sole member

By:	/s/ Michelle L. Campbell
Name: Michelle L. Campbell
Title: Secretary

Signature Page to Repurchase and Distribution Agreement

EXHIBIT A

COUNTERPART SIGNATURE PAGE TO FOURTH AMENDED AND

RESTATED LIMITED PARTNERSHIP AGREEMENT OF BROOKFIELD

REIT OPERATING PARTNERSHIP L.P.

[Counterpart Signature Page Follows]

A-1

As of November 8, 2024, the undersigned has affixed its signature to this counterpart signature page to the Fourth Amended and Restated Limited Partnership Agreement of Brookfield REIT Operating Partnership L.P.

BUSI II-C L.P.

By: BUSI II GP-C LLC, its general partner

By:	/s/ Michelle L. Campbell
Name: Michelle L. Campbell
Title: Secretary

Signature page of Fourth Amended and Restated Limited Partnership Agreement of

Brookfield REIT Operating Partnership L.P.